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                                                                    EXHIBIT 4.14

                             CERTIFICATE OF TRUST OF
                             DISNEY CAPITAL TRUST I



         THIS Certificate of Trust of Disney Capital Trust I (the "Trust"), dated August 14, 2001, is being duly executed and filed to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)(the "Act").

         1. NAME. The name of the business trust formed hereby is Disney Capital Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust will be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written in accordance with Section 3811(a) of the Act.



                               WILMINGTON TRUST COMPANY, not in its
                               individual capacity, but solely as trustee


                               By:   /s/ NORMA P. CLOSS
                                  -----------------------------------
                                  Name:  Norma P. Closs
                                  Title: Vice President